- more - Date: March 13, 2017 Media Contact: Michael Kinney 732-938-1031 mkinney@njresources.com Investor Contacts: Joanne Fairechio 732-378-4967 jfairechio@njresources.com Dennis Puma 732-938-1229 dpuma@njresources.com THOMAS C. O’CONNOR ELECTED TO NEW JERSEY RESOURCES BOARD OF DIRECTORS WALL, N.J. – New Jersey Resources (NYSE: NJR) today announced that Thomas C. O’Connor has been elected to its board of directors. A veteran of the energy industry, Mr. O’Connor has held a range of senior leadership roles at DCP Midstream, DCP Midstream Partners and Duke Energy. “Tom O’Connor is an accomplished and respected leader with over three decades of experience in our industry,” said Laurence M. Downes, chairman and CEO of New Jersey Resources. “With his strong background in the midstream and renewable energy markets, as well as leading natural gas and electric operations, Tom will be a welcome addition to our board and an asset to our company going forward.” From 2007 to 2013, Mr. O’Connor was chairman, president and chief executive officer of DCP Midstream, where he led one of the nation’s premier midstream companies with over 60,000 miles of pipeline, more than 60 processing plants and operations in 17 states. He also served as chairman of DCP Midstream Partners, which owns a portfolio of integrated midstream assets. Before joining DCP Midstream, he spent more than two decades at Duke Energy. He began his career with Duke in 1987 and held positions of increasing responsibility. In 2002, Mr. O’Connor was named president of Duke Energy Gas Transmission, where he oversaw more than 18,000 miles of pipeline and the delivery of safe, reliable service to 1.2 million customers in the U.S. and Canada. From 2005 to 2007, he served as group vice president of corporate strategy and integration; group executive and chief operations officer of U.S. franchised electric and gas; and group executive and president of commercial businesses for Duke Energy. Mr. O’Connor also serves on the corporate boards for Tesoro Logistics LP (NYSE: TLLP), Keyera Corporation (TSO: KEY) and 8Point3 Energy Partners LP (NASDAQ: CAFD).

THOMAS C. O’CONNOR ELECTED TO NEW JERSEY RESOURCES BOARD OF DIRECTORS Page 2 of 2 A graduate of the University of Massachusetts Lowell, he received his bachelor's degree in biology cum laude and masters in environmental studies, and is a founding member of the school’s College of Sciences board of advisors. He also completed the marketing management program at Stanford University and the advanced management program at Harvard University. About New Jersey Resources New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that, through its subsidiaries, provides safe and reliable natural gas and clean energy services, including transportation, distribution, asset management and home services. NJR is comprised of five primary businesses:  New Jersey Natural Gas, NJR’s principal subsidiary, operates and maintains over 7,300 miles of natural gas transportation and distribution infrastructure to serve over half a million customers in New Jersey’s Monmouth, Ocean and parts of Morris, Middlesex and Burlington counties.  NJR Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services and customized energy solutions to its customers across North America.  NJR Clean Energy Ventures invests in, owns and operates solar and onshore wind projects with a total capacity of nearly 280 megawatts, providing residential and commercial customers with low-carbon solutions.  NJR Midstream serves customers from local distributors and producers to electric generators and wholesale marketers through its 50 percent equity ownership in the Steckman Ridge natural gas storage facility and its stake in Dominion Midstream Partners, L.P., as well as its 20 percent equity interest in the PennEast Pipeline Project.  NJR Home Services provides service contracts as well as heating, central air conditioning, water heaters, standby generators, solar and other indoor and outdoor comfort products to residential homes throughout New Jersey. NJR and its more than 1,000 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as The SAVEGREEN Project® and The Sunlight Advantage®. For more information about NJR: Visit www.njresources.com. Follow us on Twitter @NJNaturalGas. “Like” us on facebook.com/NewJerseyNaturalGas. Download our free NJR investor relations app for iPad, iPhone and Android. ###